SUB-ITEM 77I: Terms of new or amended securities.

(a)  N/A

(b)  On December 15, 1999 the International Frontier Fund (Class
CC) (formerly known as the International Equity Fund) commenced offering shares. The response to sub-item 77I(b) with respect to the International Frontier Fund shares is incorporated by reference herein to Post-Effective Amendment No. 49 to the Trust's Registration Statement on Form N-1A (Nos. 2-75677 and 811
3373) as filed with the SEC on July 15, 1999 and which Amendment became effective on October 1, 1999.